                                                                   EXHIBIT 23.3

                             ACCOUNTANTS' CONSENT

The Shareholders and Board of Directors
OCI Holdings Corp. and Subsidiaries:

We consent to the use of our report dated June 4, 1996, related to the consolidated financial statements of OCI Corp. of Michigan (now known as OCI
(N) Corp.) and Subsidiaries included herein, and to the references to our firm under the headings "Selected Historical Consolidated Financial and Other
Information" and "Experts" in this Registration Statement (No. 333-   ) and
related Prospectus.

                                          KPMG Peat Marwick LLP
East Lansing, Michigan
June 2, 1997